Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL FOURTH QUARTER
AND FULL YEAR 2006 EARNINGS: SOLID GROWTH
IN EARNINGS AND PRIME QUALITY PORTFOLIO

•	Fourth quarter adjusted REIT taxable net income of $0.34 per share, up 13% quarter-over-quarter

•	Full-year REIT taxable net income of $41.0 million, up 31% versus 2005

•	Full-year 2006 dividends declared of $0.925, up more than 20% versus 2005

•	Dividend yield of 12.6% based on February 8, 2007 closing stock price of $9.52

•	Fourth quarter book value per share of $9.86, up quarter-over-quarter and year-over-year

•	Strong credit profile and performance

• 92% of assets A rated or higher
• Prime quality loans and AAA securities are 90% of assets

SAN FRANCISCO, CA, February 9, 2007 - Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported net income for the quarter ended December 31, 2006 of $18.0 million, or $0.39 per share, and core earnings of $14.4 million, or $0.31 per share. REIT taxable net income for the quarter ended December 31, 2006 was $12.6 million, or $0.26 per share, and adjusted REIT taxable net income, was $16.5 million, or $0.34 per share. Fourth quarter core earnings adjust for the mark-to-market on hedging instruments and fourth quarter adjusted REIT taxable net income adjusts for final payments related to the internalization of management. The difference between GAAP net income and core earnings, and REIT taxable net income and adjusted REIT taxable net income is detailed in the additional financial information provided on pages seven and eight of this release.

For the year ended December 31, 2006, Luminent reported net income of $46.8 million, or $1.14 per share, and core earnings of $45.2 million, or $1.10 per share. REIT taxable net income for the year ended December 31, 2006 was $41.0 million, or $0.97 per share. Adjusted REIT taxable net income for the year ended December 31, 2006 was $48.1 million, or $1.14 per share. The strong year-over-year income growth reflects the successful broadening of Luminent’s business platform from a passive agency mortgage-backed securities REIT to an active mortgage asset manager.

“We are very pleased with our fourth quarter and full-year results,” said Gail P. Seneca, Chief Executive Officer and Chairman of the Board of Directors. “We distinguished ourselves among mortgage REITs by growing our dividend, our book value, and our profitability in 2006. During the year, we built the foundation to deliver an ongoing stream of strong and consistent dividends. Our high credit quality, non-interest rate sensitive model is working.”

“Luminent is uniquely positioned to prosper in a challenging mortgage environment,” commented Trez Moore, President and Chief Operating Officer. “Luminent’s business is investment management. Our model is neither volume driven nor sub prime focused. We manage mortgage assets and employ risk disciplines that ensure high credit quality and minimize interest rate sensitivity. With Luminent’s sophisticated infrastructure and seasoned professionals, we are confident that we can sustain solid credit performance and produce attractive dividends. We look forward to another year of delivering strong returns to our investors.”

Additional financial highlights include:

•	Robust net interest spread: 158 basis points for the fourth quarter and 144 basis points for the full year

•	Strong return on equity: 15.7% for the fourth quarter and 11.4% for the full year

•	Asset growth: total assets of $8.6 billion, up 35% from the third quarter and 75% from December 2005

• $800 million in prime quality loans securitizations in the fourth quarter
• $4.6 billion prime quality securitizations in 2006

•	Record net interest income: $29.6 million in fourth quarter 2006, up 35% over third quarter 2006

•	Solid credit performance

• Delinquencies less than half the industry average

•	Solid credit quality

• 92% of assets are rated A or higher
• Prime quality whole loan portfolio

•	Minimal interest rate exposure

• “Matched-book” funding strategy
• 89% of mortgage assets float monthly, including the impact of hedges
• Virtually zero duration gap

•	Moderate leverage: 7.4x on a recourse basis

Luminent’s credit quality is strong. 92% of Luminent’s assets are rated A or higher or have been securitized into mortgage-backed securities rated A or higher. 65% of Luminent’s assets are first lien, prime quality mortgages. Overall, the average FICO score is 713 and down payments are strong, with an average loan-to-value ratio, net of mortgage insurance, of 72.6%. 25% of Luminent’s assets consist of AAA or agency-backed mortgage-backed securities. 9% of Luminent’s assets consist of other mortgage-backed securities with an average credit rating of BBB+.

Luminent’s credit performance is sound. Serious delinquencies (90 days +) stand at 54 basis points, less than half the industry average.

Book value at December 31, 2006 grew to $9.86 per share, net of the $0.375 of dividends declared during the quarter. The improvement in book value during a volatile year demonstrates the high credit quality of the portfolio and the effectiveness of sophisticated hedging techniques.

The net interest spread for the quarter ended December 31, 2006 was 1.58%. At December 31, 2006, the weighted-average coupon rate of Luminent’s total mortgage assets was 7.03%. The weighted-average yield on average earning assets during the quarter ended December 31, 2006 was 7.12%. The weighted-average cost of average financing liabilities for the quarter was 5.54%.

The weighted-average amortized cost price of Luminent’s total mortgage assets was 101.1% of par as of December 31, 2006. The constant payment rate on total mortgage assets was 17% for the quarter ended December 31, 2006. The majority of Luminent’s loans carry explicit prepayment penalties.

Luminent maintains a strong capital position and modest leverage. Cash and unencumbered assets were in excess of $200 million at December 31, 2006. Luminent’s recourse leverage ratio, defined as recourse financing liabilities as a ratio of stockholders’ equity plus long-term debt, was 7.4x at December 31, 2006. During the fourth quarter, Luminent improved its capital efficiency by launching a single-seller commercial paper program, Luminent Star Funding I. Luminent intends to issue CDOs in 2007 which will further improve its capital efficiency.

Luminent’s funding strategy exhibits diversification, low borrowing costs, and extensive reliance on non-recourse, matched-funded financing. Repurchase agreement financing declined to just 33% of total liabilities at December 31, 2006, down from 87% at December 31, 2005.

During the fourth quarter, Luminent executed its eighth loan securitization, LUM 2006-7, consisting of $800 million prime quality mortgages. The average FICO score of mortgage borrowers in this transaction was 719. The average loan-to-value ratio of the loans was 64.8%, net of mortgage insurance. All loans with 75% or greater loan-to-value ratio carried private mortgage insurance. Capital market reception was excellent, with average funding costs of LIBOR plus 19 basis points on the AAA-rated tranches of the securitization. The debt created in the securitization is non-recourse, match-funded and not marked-to-market.

At year end, Luminent had $773 million of unsecuritized loans on its balance sheet. In January 2007, Luminent executed its ninth loan securitization, LUM 2007-1, consisting of $707 million prime quality mortgages. The average FICO score of mortgage borrowers in this transaction was 719. The average loan-to-value ratio of the loans was 72.1%, net of mortgage insurance. All loans with 75% or greater loan-to-value ratios carried private mortgage insurance. Average funding costs were LIBOR plus 16.5 basis points on the AAA-rated tranches of the deal, Luminent’s best pricing to date.

Luminent issued 6.9 million shares of its common stock during the quarter ended December 31, 2006, and raised gross proceeds of $70.7 million.

Luminent paid a special dividend during the quarter ended December 31, 2006 of $0.075 cents per share and declared a fourth quarter of 2006 dividend of $0.30 per actual share. Luminent estimates that its undistributed REIT taxable net income balance as of December 31, 2006 was approximately $4.4 million, or $0.09 per actual share outstanding.

Luminent will hold a conference call on Friday, February 9, 2007, at 10:00 a.m. PST to discuss its fourth quarter of 2006 results of operations.

The dial-in number is 1-866-713-8563 and the passcode is 83137732. A replay of the call will be available through February 22, 2007. The replay number is 1-888-286-8010 and the passcode is 97742188. The international dial-in number is 1-617-597-5311 and the passcode is 83137732. The international replay number is 1-617-801-6888 and the passcode is 97742188.

The call will also be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com.

Luminent was formed in April 2003, and its common stock trades on the New York Stock Exchange under the ticker “LUM.” Luminent’s Residential Mortgage Credit strategy invests in mortgage loans originated in cooperation with selected high-quality providers within certain established criteria, as well as subordinated mortgage-backed securities that have credit ratings below AAA. Luminent’s Spread strategy invests primarily in US agency and other highly-rated single-family, adjustable-rate and hybrid adjustable-rate mortgage-backed securities and leverages these investments through repurchase agreements and commercial paper. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue”, “estimate”, “intend”, “project”, “believe”, “expect”, “plan”, “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the flattening of, or other changes in the yield curve, on Luminent’s investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments; and

•	volatility in the timing and amount of Luminent’s cash distributions.

Any or all of Luminent’s forward-looking statements in this press release, may turn out to be inaccurate. Luminent has based these forward-looking statements largely on its current expectations and projections about future events and future trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions Luminent might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described under the caption ‘Risk Factors’ in the documents Luminent files from time to time with the Securities and Exchange Commission after the date of this press release. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur as contemplated and actual results could differ materially from those anticipated or implied by Luminent’s forward-looking statements.

You should not rely unduly on those forward-looking statements, which speak only as of the date of this press release. Unless required by the federal securities laws, Luminent undertakes no obligation to update publicly or revise any forward-looking statements to reflect new information or future events.

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(in thousands, except share and per share amounts)	2006	2005
Assets:
Cash and cash equivalents	$5,902	$11,466
Restricted cash	7,498	794
Mortgage-backed securities available-for-sale, at fair value	141,556	219,148
Mortgage-backed securities available-for-sale, pledged as collateral, at fair value	2,789,382	4,140,455
Equity securities available-for-sale, at fair value	1,098	—
Loans held-for-investment, net of allowance for loan losses of $5,020 at December 31, 2006	5,591,717	507,177
Interest receivable	36,736	21,543
Principal receivable	1,029	13,645
Derivatives, at fair value	13,021	10,720
Other assets	25,856	8,523

Total assets	$8,613,795	$4,933,471

Liabilities:
Mortgage-backed notes	$3,917,677	$486,302
Repurchase agreements	2,707,915	3,928,505
Commercial paper	637,677	—
Warehouse lending facilities	752,777	—
Junior subordinated notes	92,788	92,788
Margin debt	—	3,548
Cash distributions payable	14,343	1,218
Accrued interest expense	12,094	21,123
Management compensation payable	—	939
Accounts payable and other liabilities	6,969	2,727

Total liabilities	8,142,240	4,537,150
Stockholders’ Equity:

Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding at December 31, 2006 and December 31, 2005	—	—

Common stock, par value $0.001:
100,000,000 shares authorized; 47,808,510 and 40,587,245 shares issued and
outstanding at December 31, 2006 and December 31, 2005, respectively	48	41
Additional paid-in capital	583,492	511,941
Accumulated other comprehensive income	3,842	7,076
Accumulated distributions in excess of accumulated earnings	(115,827)	(122,737)

Total stockholders’ equity	471,555	396,321

Total liabilities and stockholders’ equity	$8,613,795	$4,933,471

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(in thousands, except share and per share amounts)	2006	2005	2006	2005

Net interest income:
Interest income:
Mortgage loan and securitization portfolio	$87,323	$6,025	$220,990	$6,740
Spread portfolio	24,981	40,167	94,738	167,073
Credit sensitive bond portfolio	13,233	3,905	41,409	7,608

Total interest income	125,537	50,097	357,137	181,421
Interest expense	95,985	46,623	268,618	137,501

Net interest income	29,552	3,474	88,519	43,920
Other income (expenses):
Realized and unrealized gains (losses) on derivative instruments, net	3,649	(497	7,736	(808)
Gains (losses) on sales of mortgage-backed securities	3	—	993	(69)
Impairment losses on mortgage-backed securities	(4,831)	(112,008	(7,010	(112,008)
Other expenses	(221)	—	(829	—
Total other income (expenses)	(1,400)	(112,505	890	(112,885)
Expenses:
Management compensation expense to related party	—	939	6,921	4,193
Incentive compensation expense to related parties	—	122	791	1,250
Salaries and benefits	2,095	1,296	9,470	2,998
Servicing expense	4,405	387	11,951	434
Due diligence expense	317	35	876	68
Provision for loan losses	1,872	—	5,176	—
Professional services	952	637	3,133	2,225
Board of directors expense	98	122	399	473
Insurance expense	167	141	611	556
Custody expense	120	96	444	415
Other general and administrative expenses	965	461	2,671	1,318

Total expenses	10,991	4,236	42,443	13,930
Income (loss) before income taxes	17,161	(113,267)	46,966	(82,895)
Income tax expense (benefit)	(888)	96	169	96

Net income (loss)	$18,049	$(113,363)	$46,797	$(82,991)

Net income (loss) per share – basic	$0.39	$(2.79)	$1.15	$(2.13)

Net income (loss) per share – diluted	$0.39	$(2.79)	$1.14	$(2.13)

Weighted-average number of shares outstanding – basic	46,282,380	40,578,516	40,788,778	39,007,953

Weighted-average number of shares outstanding – diluted	46,519,251	40,578,516	41,003,620	39,007,953

Dividends per share	$0.375	$0.03	$0.925	$0.77

A reconciliation of REIT taxable net income to adjusted REIT taxable net income was as follows (dollars in thousands):

	For the Three Months Ended		For the Three Months Ended
	December 31, 2006		December 31, 2005
	Amount	Amount	Amount	Amount
		Per Share		Per Share
REIT taxable net income	$12,636	$0.26	$423	$0.01
One-time charges	3,833	0.08	—	—
Adjusted REIT taxable net income	$16,469	$0.34	$423	$0.01

Shares outstanding on dividend record date		47,808,510		40,587,245

	For the Year Ended		For the Year Ended
	December 31, 2006		December 31, 2005
	Amount	Amount	Amount	Amount
		Per Share		Per Share
REIT taxable net income	$40,899	$0.97	$31,314	$0.79
One-time charges	7,167	0.17	—	—
Adjusted REIT taxable net income	$48,066	$1.14	$31,314	$0.79

Average shares outstanding on dividend record dates during the year		42,163,918		40,667,532

A reconciliation of GAAP net income to core earnings was as follows (dollars in thousands):

	For the Three Months Ended		For the Three Months Ended
	December 31, 2006		December 31, 2005
	Amount	Amount	Amount	Amount
		Per Share		Per Share
GAAP net income (loss)	$18,049	$0.39	$(113,363)	$(2.79)
Realized and unrealized (gains) losses on derivative instruments, net	(3,649)	(0.08)	497	0.01
Core earnings	$14,400	$0.31	$(112,866)	$(2.78)

Weighted-average number of shares outstanding — diluted		46,519,251		40,578,516

	For the Year Ended		For the Year Ended
	December 31, 2006		December 31, 2005
	Amount	Amount	Amount	Amount
		Per Share		Per Share

GAAP net income (loss)	$46,797	$1.14	$(82,991)	$(2.13)
Realized and unrealized (gains) losses on derivative instruments, net	(7,736)	(0.19)	808	0.02
One-time charges	6,094	0.15	—	—
Core earnings	$45,155	$1.10	$(82,183)	$(2.11)

Weighted-average number of shares outstanding — diluted		41,003,620		39,007,953

One-time charges included in the reconciliations of REIT taxable net income to adjusted REIT taxable net income and GAAP net income to core earnings represent expenses related to Luminent’s termination of the Amended and Restated Management Agreement with Seneca Capital Management, LLC.

The following table summarizes Luminent’s mortgage-backed securities classified as available-for-sale at December 31, 2006, which are carried at fair value:

(in thousands)
Amortized cost	$2,930,878
Unrealized gains	7,549
Unrealized losses	(7,489)

Fair value	$2,930,938

The following table summarizes Luminent’s mortgage-backed securities at December 31, 2006, according to their estimated weighted-average life classifications:

Weighted-Average Life	Fair Value	Amortized Cost
(in thousands)
Less than one year	$235,186	$234,932
Greater than one year and less than five years	2,612,020	2,608,627
Greater than five years	83,732	87,319

Total	$2,930,938	$2,930,878

The following table summarizes the Company’s residential mortgage loans classified as held-for-investment at December 31, 2006, which are carried at amortized cost, net of allowance for loan losses (in thousands):

Principal	$5,472,325
Unamortized premium	124,412

Amortized cost	5,596,737
Allowance for loan losses	(5,020)

Total residential loans, net of allowance for loan losses	$5,591,717

The following table summarizes key metrics of Luminent’s loans held-for-investment at December 31, 2006 (dollars in thousands):

Unpaid principal balance	$5,472,325
Number of loans	13,942
Average loan balance	$393
Weighted-average coupon rate	7.65%
Weighted-average lifetime cap	10.64%
Weighted-average original term, in months	375
Weighted-average remaining term, in months	366
Weighted-average effective loan-to-value ratio (LTV)[1]	72.6%
Weighted-average FICO score	713
Top five geographic concentrations (% exposure):
California	57.4%
Florida	8.6%
Arizona	4.1%
Virginia	3.7%
Nevada	3.4%
Occupancy status:
Owner occupied	86.5%
Investor	13.5%
Property type:
Single-family	83.6%
Condominium	9.7%
Other residential	6.7%
Collateral type:
Alt A – first lien	100.0%

(1) effect after mortgage insurance

Interest expense for the three months and year ended December 31, 2006 was calculated as follows:

	For the Three	Percentage	For theYear	Percentage
	Months Ended	of Average	Ended	of Average
	December 31,	Financing	December 31,	Financing
	2006	Liabilities	2006	Liabilities
(in thousands)
Interest expense on repurchase agreement liabilities	$34,919	2.01%	$116,465	2.23%
Interest expense on mortgage-backed notes	47,987	2.77	132,107	2.53
Interest expense on commercial paper facility	4,736	0.27	4,786	0.09
Interest expense on warehouse lending facilities	7,611	0.44	16,459	0.31
Interest expense on junior subordinated notes	1,977	0.11	7,768	0.15
Amortization of net realized gains on futures and interest rate swap contracts	(544)	(0.03)	(7,468)	(0.14)
Net interest income on interest rate swap contracts	(879)	(0.05)	(1,676)	(0.04)
Other	178	0.02	177	nm

Total interest expense	$95,985	5.54%	$268,618	5.13%

nm = not meaningful

Average repurchase agreement liabilities, mortgage-backed notes, commercial paper facilities, warehouse lending facilities and junior subordinated notes during the three months and the year ended December 31, 2006 were $6.8 billion and $5.2 billion, respectively.

Interest expense for the three months and the year ended December 31, 2005 was calculated as follows:

	For the
	Three Months	Percentage	For the	Percentage
	Ended	of Average	Year Ended	of Average
	December 31,	Financing	December 31,	Financing
	2005	Liabilities	2005	Liabilities
(in thousands)
Interest expense on repurchase agreement liabilities	$41,211	3.53%	$138,076	3.08%
Interest expense on mortgage-backed notes	3,719	0.32	3,719	0.08
Interest expense on warehouse lending facilities	922	0.08	1,507	0.03
Interest expense on junior subordinated notes	1,172	0.10	3,411	0.08
Net hedge ineffectiveness losses on futures and interest rate swap contracts	301	0.03	258	0.01
Amortization of net realized gains on futures contracts	(20)	nm	(1,415)	(0.03)
Net interest income on interest rate swap contracts	(698)	(0.06)	(8,093)	(0.18)
Other	16	nm	38	nm

Total interest expense	$46,623	4.00%	$137,501	3.07%

nm = not meaningful

Average repurchase agreement liabilities, mortgage-backed notes, warehouse lending facilities and junior subordinated notes during the three months and the year ended December 31, 2005 were $4.6 billion and $4.4 billion, respectively.